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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 5, 2004


                             Nortek Holdings, Inc.
               (Exact name of registrant as specified in charter)


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
          Delaware                        1-6112                     16-1638891
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(State or other jurisdiction      (Commission File Number)        (I.R.S. Employer
      of incorporation)                                          Identification No.)
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50 Kennedy Plaza, Providence, Rhode Island                  02903-2360
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 (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (401) 751-1600



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 5, 2004, Nortek Holdings, Inc.'s wholly owned subsidiary, Nortek, Inc., publicly announced plans to conduct an offering of up to $625.0 million of senior subordinated notes due 2014. The notes are expected to be issued and sold in a private Rule 144A offering to institutional investors and outside the United States in compliance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The notes will be initially offered by THL Buildco, Inc., a newly formed Delaware corporation affiliated with Thomas H. Lee Partners, L.P. The net proceeds from the offering, together with amounts borrowed under a new senior credit facility and the proceeds of a cash equity investment by an investor group lead by Thomas H. Lee Partners, L.P., will be used in connection with the acquisition of Nortek Holdings, Inc. by affiliates of Thomas H. Lee Partners, L.P. and members of Nortek management, to refinance certain existing notes of Nortek, Inc. and Nortek Holdings, Inc., and to pay related transaction costs. Through a series of mergers to be consummated immediately following the closing of the offering of the notes, Nortek, Inc. will succeed to THL Buildco, Inc.'s obligations as the issuer of the notes. A copy of this press release is attached as Exhibit 99.1 on this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

99.1  Press release, dated August 5, 2004.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NORTEK HOLDINGS, INC.



                                          By: /s/ Edward J. Cooney
                                              ----------------------------------
                                          Name: Edward J. Cooney
                                          Title: Vice President and Treasurer

Date: August 5, 2004
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                                 EXHIBIT INDEX

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Exhibit No.      Description of Exhibits
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  99.1           Press release, dated August 5, 2004.
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